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As filed with the Securities and Exchange Commission on May 2, 2014

Registration No. 333-194670

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	11-3715772 (I.R.S. Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN 46204
(317) 577-5600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John A. Kite
Chairman of the Board and Chief Executive Officer
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(317) 577-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David W. Bonser Paul D. Manca Michael E. McTiernan Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, D.C. 20004 Tel: (202) 637-5600 Fax: (202) 637-5910	David E. Brown Justin R. Howard Rosemarie A. Thurston Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 Tel: (404) 881-7000 Fax: (404) 881-7777

           Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)    ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Kite Realty Group Trust has prepared this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-194670) solely for the purpose of filing amended Exhibit 5.1. No changes have been made to the preliminary joint proxy statement/prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in the Exhibit Table the filing of the aforementioned exhibit).

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Kite Realty's declaration of trust contains a provision that limits the liability of Kite Realty's trustees and officers to the maximum extent permitted by Maryland law.

        The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and Kite Realty's bylaws, Kite Realty is required, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by Kite Realty if it shall ultimately be determined that the standard of conduct was not met.

        Kite Realty's declaration of trust provides that Kite Realty (a) shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee, and (b) may indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former officer or any individual who, at Kite Realty's request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer, partner, employee or agent of Kite Realty. Kite Realty has the power, with the approval of Kite Realty's board of trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of Kite Realty in any of the capacities described in (a) or (b) above and to any employee or agent of Kite Realty or a predecessor of Kite Realty. Maryland law requires Kite Realty to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

        In addition, Kite Realty has entered into indemnification agreements with each of Kite Realty's trustees and executive officers to provide for indemnification to the maximum extent permitted by Maryland law.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 22.    UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 2, 2014.

Kite Realty Group Trust
By:	/s/ JOHN A. KITE John A. Kite Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JOHN A. KITE John A. Kite		Chairman, Chief Executive Officer, and Trustee (Principal Executive Officer)	May 2, 2014
/s/ DANIEL R. SINK Daniel R. Sink		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2014
* William E. Bindley		Trustee	May 2, 2014
* Victor J. Coleman		Trustee	May 2, 2014
* Richard A. Cosier		Trustee	May 2, 2014
* Christie B. Kelly		Trustee	May 2, 2014
* Gerald L. Moss		Trustee	May 2, 2014
* David R. O'Reilly		Trustee	May 2, 2014
* Barton R. Peterson		Trustee	May 2, 2014
*By:	/s/ JOHN A. KITE John A. Kite Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger by and among Kite Realty Group Trust, KRG Magellan, LLC and Inland Diversified Real Estate Trust, Inc., dated February 9, 2014	Attached as Annex A to the joint proxy statement/prospectus included in this registration statement

3.1	Articles of Amendment and Restatement of Declaration of Trust of Kite Realty Group Trust	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Kite Realty Group Trust filed with the SEC on August 20, 2004

3.2	Articles Supplementary designating Kite Realty Group Trust's 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Kite Realty Group Trust filed with the SEC on March 12, 2012

3.3	Articles Supplementary establishing additional shares of Kite Realty Group Trust's 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share	Incorporated by reference to Exhibit 3.1 to Kite Realty Group Trust's registration statement on Form 8-A filed on December 7, 2010

3.4	First Amended and Restated Bylaws of Kite Realty Group Trust, as amended	Incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Kite Realty Group Trust for the period ended June 30, 2012

4.1	Form of Common Share Certificate	Incorporated by reference to Exhibit 4.1 to Kite Realty Group Trust's registration statement on Form S-11 (File No. 333-114224) declared effective by the SEC on August 10, 2004

4.2	Form of share certificate evidencing the 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share	Incorporated by reference to Exhibit 4.1 to Kite Realty Group Trust's registration statement on Form 8-A filed on December 7, 2010

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered	Filed herewith

21.1	List of Subsidiaries of Kite Realty Group Trust	Incorporated by reference to Exhibit 21.1 to Kite Realty Group Trust's Annual Report on Form 10-K filed on March 7, 2014
23.1	Consent of Hogan Lovells US LLP as to the legality of the securities being registered	Included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference

Exhibit No.	Description	Location
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm	Previously filed

23.3	Consent of Sellers Richardson Holman & West, LLP	Previously filed

23.4	Consent of KPMG LLP, independent registered public accounting firm	Previously filed

24.1	Powers of Attorney	Previously filed

99.1	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated	Previously filed

99.2	Consent of Barclays Capital Inc.	Previously filed

99.3	Consent of Wells Fargo Securities, LLC	Previously filed

99.4	Form of Proxy solicited by the Board of Trustees of Kite Realty Group Trust	Previously filed

99.5	Form of Proxy solicited by the Board of Directors of Inland Diversified Real Estate Trust, Inc.	Previously filed

99.6	Consent of Lee A. Daniels named to become trustee of the Combined Company.	Previously filed

99.7	Consent of Gerald W. Grupe named to become trustee of the Combined Company.	Previously filed

99.8	Consent of Charles H. Wurtzebach named to become trustee of the Combined Company.	Previously filed

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EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 22. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX